UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(RULE 14a-101)
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )
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☐ Soliciting Material Pursuant to § 240.14a-12
BIG 5 SPORTING GOODS CORPORATION

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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BIG 5 SPORTING GOODS CORPORATION
2525 EAST EL SEGUNDO BOULEVARD
EL SEGUNDO, CALIFORNIA 90245

May 5, 2008

Dear Fellow Stockholder:

You are cordially invited to attend the Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”), to be held at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250 on June 18, 2008 at 10:00 a.m. local time and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, you will be asked to consider and vote upon the following matters:

1.	The election of two Class C directors to the Company’s Board of Directors, each to hold office until the 2011 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified); and

2.	The transaction of such other business as may properly come before the Annual Meeting.

Accompanying this letter is the formal Notice of Annual Meeting, Proxy Statement, Proxy Card relating to the meeting and the Company’s 2007 Annual Report on Form 10-K.

Your vote is very important regardless of how many shares you own. We hope you can attend the annual meeting in person. However, whether or not you plan to attend the annual meeting, please complete, sign, date and return the Proxy Card in the enclosed envelope. If you attend the annual meeting, you may vote in person if you wish, even though you may have previously returned your Proxy Card.

Sincerely,

Steven G. Miller
Chairman of the Board, President
and Chief Executive Officer

ANNUAL MEETING
ELECTION OF DIRECTORS
Summary Compensation Table
Grants of Plan-Based Awards
Outstanding Equity Awards at Fiscal Year-End
Option Exercises and Stock Vested
Table Showing Benefits on a Termination Due to Death
Table Showing Benefits on a Termination Due to Disability
Table Showing Benefits on a Termination by the Employee for Good Reason or Due to a Change in Control or a Termination by the Company Without Cause
Table Showing Benefits on a Termination Other than for Cause
Director Compensation
STOCKHOLDER PROPOSALS
ANNUAL REPORT ON FORM 10-K

BIG 5 SPORTING GOODS CORPORATION
2525 EAST EL SEGUNDO BOULEVARD
EL SEGUNDO, CALIFORNIA 90245

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 18, 2008

TO THE STOCKHOLDERS OF BIG 5 SPORTING GOODS CORPORATION:

NOTICE IS HEREBY GIVEN that an Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (the “Company”), will be held on June 18, 2008 at 10:00 a.m. local time, at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250 and at any adjournments or postponements thereof (the “Annual Meeting”). At the Annual Meeting, the Company’s stockholders will be asked to consider and vote upon:

1.	The election of two Class C directors to the Company’s Board of Directors, each to hold office until the 2011 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified); and

2.	The transaction of such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Only stockholders of record of the Company’s common stock at the close of business on April 23, 2008 are entitled to notice of and to vote at the Annual Meeting or any adjournments or postponements thereof. A list of stockholders entitled to vote at the Annual Meeting will be available for inspection at the principal executive offices of the Company, 2525 East El Segundo Boulevard, El Segundo, California 90245 for at least ten days prior to the meeting and will also be available for inspection at the meeting.

YOUR VOTE IS VERY IMPORTANT.  TO ENSURE THAT YOUR SHARES ARE REPRESENTED AT THE ANNUAL MEETING, YOU ARE URGED TO COMPLETE, DATE AND SIGN THE ENCLOSED PROXY CARD AND MAIL IT PROMPTLY IN THE POSTAGE PAID ENVELOPE PROVIDED, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL MEETING IN PERSON.

If you plan to attend:

Please note that admission to the meeting will be on a first-come, first-served basis. Each stockholder may be asked to present valid picture identification, such as a driver’s license or passport, and proof of ownership of the Company’s common stock as of the record date, such as the enclosed Proxy or a brokerage statement reflecting stock ownership as of the record date.

BY ORDER OF THE BOARD OF DIRECTORS,

Gary S. Meade
Secretary

El Segundo, California
May 5, 2008

BIG 5 SPORTING GOODS CORPORATION
2525 EAST EL SEGUNDO BOULEVARD
EL SEGUNDO, CALIFORNIA 90245

PROXY STATEMENT RELATING TO
ANNUAL MEETING OF STOCKHOLDERS
To Be Held On June 18, 2008

This Proxy Statement is being furnished to the stockholders of Big 5 Sporting Goods Corporation, a Delaware corporation (the “Company”), in connection with the solicitation of proxies by the Company’s Board of Directors for use at the Annual Meeting of the Company’s stockholders to be held on June 18, 2008 at 10:00 a.m. local time at the Ayres Hotel, 14400 Hindry Avenue, Hawthorne, California 90250, and at any adjournments or postponements thereof (the “Annual Meeting”).

At the Annual Meeting, holders of the Company’s common stock, $0.01 par value per share, will be asked to vote upon: (i) the election of two Class C directors to the Company’s Board of Directors, each to hold office until the 2011 annual meeting of stockholders (and until each such director’s successor shall have been duly elected and qualified); and (ii) any other business that properly comes before the Annual Meeting.

This Proxy Statement and the accompanying Proxy Card are first being mailed to the Company’s stockholders on or about May 5, 2008. The address of the principal executive offices of the Company is 2525 East El Segundo Boulevard, El Segundo, California 90245.

ANNUAL MEETING

Record Date; Outstanding Shares; Quorum

Only holders of record of the Company’s common stock at the close of business on April 23, 2008 (the “Record Date”) will be entitled to notice of and to vote at the Annual Meeting. As of the close of business on the Record Date, there were 21,830,023 shares of common stock outstanding and entitled to vote, held of record by 199 stockholders. A majority, or 10,915,012 of these shares, present in person or represented by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Each of the Company’s stockholders is entitled to one vote, in person or by proxy, for each share of common stock standing in such stockholder’s name on the books of the Company as of the Record Date on any matter submitted to the stockholders.

Voting of Proxies; Votes Required

Stockholders are requested to complete, date, sign and return the accompanying Proxy Card in the enclosed envelope. All properly executed, returned and unrevoked Proxy Cards will be voted in accordance with the instructions indicated thereon. Executed but unmarked Proxy Cards will be voted FOR the election of each director nominee listed on the Proxy Card. The Company’s Board of Directors does not presently intend to bring any business before the Annual Meeting other than that referred to in this Proxy Statement and specified in the Notice of the Annual Meeting. By signing the Proxy Cards, stockholders confer discretionary authority on the proxies (who are persons designated by the Board of Directors) to vote all shares covered by the Proxy Cards in their discretion on any other matter that may properly come before the Annual Meeting, including any motion made for adjournment of the Annual Meeting.

Any stockholder who has given a proxy may revoke it at any time before it is exercised at the Annual Meeting by (i) delivering a written revocation notice to the Secretary of Big 5 Sporting Goods Corporation, 2525 East El Segundo Boulevard, El Segundo, California 90245, (ii) submitting a subsequent valid Proxy Card or (iii) attending the Annual Meeting and voting in person (although attendance at the Annual Meeting will not, by itself, revoke a proxy). Any notice of revocation sent to the Company must include the stockholder’s name.

Elections of directors are determined by a plurality of shares of common stock represented in person or by proxy and voting at the Annual Meeting.

Broker Non-Votes; Withheld Votes; Abstentions

If an executed proxy is returned by a broker holding shares in street name that indicates that the broker does not have discretionary authority as to certain shares to vote on one or more matters, such shares will be considered present at the meeting for purposes of determining a quorum on all matters, but will not be considered to be votes cast with respect to such matters. Therefore, broker non-votes will have no effect on the outcome of the election of directors. In addition, in the election of directors, a stockholder may withhold such stockholder’s vote. Such withheld votes will be excluded from the vote and will have no effect on the outcome of such election. In addition, a stockholder may vote to “abstain” on any other proposals which may properly come before the Annual Meeting. If a stockholder votes to “abstain,” such stockholder’s shares will be counted as present at the meeting for purposes of determining a quorum on all matters and for purposes of calculating the vote, and will therefore have the same effect as a vote “AGAINST” any such proposal.

Solicitation of Proxies and Expenses

This proxy solicitation is made by the Company, and the Company will bear the cost of the solicitation of proxies from its stockholders. The directors, officers and employees of the Company may solicit proxies by mail, telephone, telegram, letter, facsimile, via the Internet or in person. Following the original mailing of the proxies and other soliciting materials, the Company will request that brokers, custodians, nominees and other record holders forward copies of the Proxy Statement and other soliciting materials to persons for whom they hold shares of common stock and request authority for the exercise of proxies. In such cases, the Company will reimburse such record holders for their reasonable expenses.

ELECTION OF DIRECTORS

General

The Board of Directors consists of three classes, consisting of Class A directors, Class B directors and Class C directors. The current terms of office of the Class A directors, Class B directors and Class C directors expire in the year 2008 (Class C), the year 2009 (Class A) and the year 2010 (Class B). The terms of the Class C directors elected at the Annual Meeting will expire in 2011. Each director holds office until such director’s successor is duly elected and qualified. At each annual meeting of stockholders, directors elected to succeed those directors whose terms then expire will be elected for a term of office expiring at the third succeeding annual meeting of stockholders of the Company after their election, with each director to hold office until his or her successor shall have been duly elected and qualified.

Only members of Class C, Ms. Jennifer Holden Dunbar and Mr. Steven G. Miller, are nominees for election to the Board of Directors at the Annual Meeting. Each Class C director elected will hold office until the 2011 annual meeting of stockholders (and until such director’s successor shall have been duly elected and qualified). Both of the nominees currently serve on the Board of Directors of the Company.

Each proxy received will be voted for the election of the persons named below, unless the stockholder signing such proxy withholds authority to vote for one or more of these nominees in the manner described in the proxy. Although it is not contemplated that any nominee named below will decline or be unable to serve as a director, in the event any nominee declines or is unable to serve as a director, the proxies will be voted by the proxy holders as directed by the Board of Directors. Broker non-votes in the election of directors will not be counted as voting at the meeting and therefore will not have an effect on the election of the nominees listed below. Withheld votes will also have no effect on the election of the nominees. The two nominees receiving the highest number of votes from holders of shares of common stock represented and voting at the Annual Meeting will be elected to the Board of Directors.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE ELECTION OF THE BOARD OF DIRECTORS’ NOMINEES.

Except as set forth below, there are no family relationships between any director, nominee or executive officer and any other director, nominee or executive officer of the Company. Except as disclosed under “— Executive Compensation — Employment Agreements and Change in Control Provisions,” there are no arrangements or understandings between any director, nominee or executive officer and any other person pursuant to which such person has been or will be selected as a director and/or executive officer of the Company (other than arrangements or understandings with any such director, nominee and/or executive officer acting in such person’s capacity as such).

Name	Age	Class	Expiration of Current Term

Jennifer Holden Dunbar*(a)(b)(c)	45	C	2008
Steven G. Miller*	56	C	2008
G. Michael Brown(b)	55	A	2009
David R. Jessick(a)(c)	54	A	2009
Sandra N. Bane(a)(b)	55	B	2010
Michael D. Miller	58	B	2010

*	Nominee for Reelection at the Annual Meeting

(a)	Member of the Audit Committee

(b)	Member of the Compensation Committee

(c)	Member of the Nominating Committee

Directors Whose Terms Will Expire in 2008 and are Nominees for Reelection at the Annual Meeting (Class C Directors)

Jennifer Holden Dunbar has served as a director since February 2004. Since March 2005, Ms. Dunbar has served as Principal, Co-Founder and Managing Director of Dunbar Partners, LLC, an investment and advisory services company. From 1994 to 1998, Ms. Dunbar was a partner of Leonard Green & Partners, L.P., a private equity firm, which she joined in 1989. Ms. Dunbar began her career as a financial analyst in the Mergers and Acquisitions Department of Morgan Stanley in 1985. Ms. Dunbar is also a member of the board of directors of 99 Cents Only Stores. Age: 45.

Steven G. Miller has served as Chairman of the Board, Chief Executive Officer and President since 2002, 2000 and 1992, respectively. Steven G. Miller has also served as a director since 1992. In addition, Steven G. Miller served as Chief Operating Officer from 1992 to 2000 and as Executive Vice President, Administration from 1988 to 1992. Steven G. Miller is Michael D. Miller’s brother. Age: 56.

Directors Whose Terms Will Expire in 2009 (Class A Directors)

G. Michael Brown has served as a director since 2002. Mr. Brown has been a senior litigation partner with the law firm Musick, Peeler & Garrett LLP since 2001. Prior to that, Mr. Brown was a partner at the law firm Berger, Kahn, Shafton, Moss, Figler, Simon & Gladstone from 1996 to 2001. Age: 55.

David R. Jessick has served as a director since March 2006. Mr. Jessick served as consultant to the chief executive and senior financial staff at Rite Aid Corporation from June 2002 to February 2005. Mr. Jessick served as Rite Aid’s Senior Executive Vice President and Chief Administrative Officer from 1999 to 2002. Prior to joining Rite Aid, from 1997 to 1999, Mr. Jessick was the Chief Financial Officer for Fred Meyer, Inc., where he also served as Executive Vice President, Finance and Investor Relations. From 1979 to 1996, he held various financial positions, including Senior Executive Vice President and Chief Financial Officer, with Thrifty Payless, Inc. and Payless Drugstores Northwest, Inc. Mr. Jessick began his career as a certified public accountant with Peat, Marwick, Mitchell & Co. Mr. Jessick is also a director of Dollar Financial Corp. and Source Interlink Companies Inc. Age: 54.

Directors Whose Terms Expire in 2010 (Class B Directors)

Sandra N. Bane has served as a director since 2002. Since 1999, Ms. Bane has been a principal of Bane Consulting, a business consulting firm. Ms. Bane retired from KPMG LLP as an audit partner in 1998 after 23 years with the firm. While at KPMG LLP, Ms. Bane headed the Western region’s Merchandising practice for the firm, helped establish the Employee Benefits audit specialist program and was partner in charge of the Western region’s Human Resource department for two years. Ms. Bane is also a member of the board of directors of Transamerica Asset Management Group, a mutual fund company, and AGL Resources Inc., and serves as a member of the board for several nonprofit institutions in her community. She is also a member of the AICPA and the California Society of Certified Public Accountants. Age: 55.

Michael D. Miller, Ph.D. has served as a director since 1997. Dr. Miller is a mathematical consultant at The RAND Corporation, an independent nonprofit research and analysis organization. He retired from The RAND Corporation as a senior mathematician in 2002 after 25 years with the organization. Dr. Miller has also taught mathematics at the University of California, Los Angeles since 1973. Dr. Miller is Steven G. Miller’s brother. Age: 58.

Board Meetings and Committees

The Board of Directors of the Company held four meetings during the fiscal year ended December 30, 2007 and acted by unanimous written consent on two occasions. During the fiscal year ended December 30, 2007, each incumbent director of the Company attended at least 75% of the aggregate of (i) the total number of meetings of the Board of Directors, and (ii) the total number of meetings of the committees on which such director served (in each case, during the periods that such director served). It is the policy of the Board of Directors that directors who are nominees for election to the Board of Directors at the Corporation’s annual meeting of stockholders should attend such annual meeting, except in the case of extenuating or exceptional circumstances. G. Michael Brown, Jennifer

Holden Dunbar, Michael D. Miller and Steven G. Miller attended the Company’s 2007 annual meeting of stockholders.

The Board of Directors consists of three classes: Class A directors, Class B directors and Class C directors. The terms of office of the current Class A directors, Class B directors and Class C directors expire in the year 2009 (Class A), the year 2010 (Class B) and the year 2008 (Class C). Directors are elected to three-year terms. Each director holds office until such director’s successor is duly elected and qualified. It is the policy of the Board of Directors that a majority of the Board of Directors shall be “independent” as that term is defined in Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market’s listing standards. The Board of Directors has determined that Sandra N. Bane, G. Michael Brown, Jennifer Holden Dunbar and David R. Jessick, each of whom is a current member of the Board of Directors, are independent.

Executive Sessions of Independent Directors

To promote open discussion among the independent directors, the independent directors meet in executive session at least two times per year, either before or after regularly-scheduled board meetings. The Chair of the Audit Committee presides at these executive sessions. Any independent director may request that an executive session of the independent members of the Board of Directors be scheduled. Following such meetings, the Chair of the Audit Committee (or another designated director) will discuss with the Chairman of the Board and Chief Executive Officer, to the extent appropriate, matters emanating from the executive sessions. The independent directors met twice during the fiscal year ended December 30, 2007.

Audit Committee

The Board of Directors has a standing Audit Committee, which was chaired by Sandra N. Bane through April 28, 2008, and currently consists of Ms. Bane, Ms. Dunbar and Mr. Jessick. Each of the members of the Audit Committee is “independent” as that term is defined in Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market’s listing standards and meets the additional audit committee independence requirements set forth in Marketplace Rule 4350(d)(2) of the Nasdaq Stock Market’s listing standards. Effective April 28, 2008, Mr. Jessick has replaced Ms. Bane as Chair of the Audit Committee. Ms. Bane will continue to serve on the Audit Committee. The Board of Directors has determined that Ms. Bane qualifies as an “audit committee financial expert” as defined in the rules of the Securities and Exchange Commission.

On February 10, 2004, the Board of Directors adopted an amended and restated written charter for the Audit Committee to comply with the requirements of the Sarbanes-Oxley Act of 2002, as well as the requirements of the Securities and Exchange Commission and the Nasdaq Stock Market.

Among other things, the functions of the Audit Committee are to:

•	be directly responsible for the appointment, compensation, retention and oversight of the work of any registered public accounting firm engaged by the Company (including resolution of disagreements between management and the auditor regarding financial reporting) for the purpose of preparing or issuing an audit report or performing other audit, review or attest services for the Company;

•	pre-approve all audit and permissible non-audit services to be performed for the Company by its registered public accounting firm in accordance with the provisions of § 10A(i) of the Securities Exchange Act of 1934, as amended;

•	establish procedures for (a) the receipt, retention and treatment of complaints received by the Company regarding accounting, internal accounting controls or auditing matters and (b) the confidential, anonymous submission by employees of the Company of concerns regarding questionable accounting or auditing matters;

•	review and discuss with the Company’s management and independent auditors the Company’s audited financial statements, including the adequacy and effectiveness of the Company’s internal accounting controls;

•	discuss with the Company’s management and independent auditors any significant changes to the Company’s accounting principles;

•	review the independence and performance of the Company’s independent auditors; and

•	review from time to time and make recommendations with respect to the Company’s policies relating to management conduct and oversee procedures and practices to ensure compliance with such policies.

The Audit Committee held eight meetings during the fiscal year ended December 30, 2007, and acted once by unanimous written consent.

Compensation Committee

The Board of Directors has a standing Compensation Committee, which is chaired by G. Michael Brown and currently consists of Mr. Brown, Ms. Bane and Ms. Dunbar. Each of the members of the Compensation Committee is “independent” within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market’s listing standards. Ms. Bane and Ms. Dunbar each is a “non-employee director” within the meaning of Rule 16b-3 of the Securities Exchange Act of 1934, as amended, and an “outside director” within the meaning of Section 162(m) of the Internal Revenue Code. Mr. Brown is a partner at the law firm of Musick, Peeler & Garrett LLP, which from time to time is retained by the Company to handle various litigation matters, and for this reason is not a “non-employee director” or an “outside director”. Among other things, the function of the Compensation Committee is to review and recommend to the Board of Directors the compensation and benefits of the Company’s executive officers and to administer the Company’s 2002 Stock Incentive Plan and 2007 Equity and Performance Incentive Plan. Grants of stock options and restricted stock under the plan to, and compensation for, executive officers are approved by Ms. Bane and Ms. Dunbar, with Mr. Brown either recusing himself or abstaining. The Compensation Committee held five meetings during the fiscal year ended December 30, 2007, and acted by unanimous written consent on one occasion.

Nominating Committee

The Board of Directors has a standing Nominating Committee, which is chaired by Jennifer Holden Dunbar and currently consists of Ms. Dunbar and Mr. Jessick. Each of the members of the Nominating Committee is “independent” within the meaning of Marketplace Rule 4200(a)(15) of the Nasdaq Stock Market’s listing standards. Among other things, the function of the Nominating Committee is to identify, screen, review and recommend to the Board of Directors individuals qualified to be nominated for election to the Board and to fill vacancies or newly created positions on the Board consistent with criteria approved by the Board, as well as to recommend to the Board directors to serve on each Board committee. The Nominating Committee held three meetings during the fiscal year ended December 30, 2007.

Director Qualifications and Nominations Process

It is the policy of the Board of Directors that, in addition to being approved by a majority of the Board of Directors, each nominee must first be recommended by the Nominating Committee.

The policy of the Nominating Committee is to recommend and encourage the selection of directors who have achieved success in their personal fields and who demonstrate integrity and high personal and professional ethics, sound business judgment and willingness to devote the requisite time to their duties as director, and who will contribute to the overall corporate goals of the Company. Candidates are evaluated and selected based on their individual merit, as well as in the context of the needs of the Board of Directors as a whole. In evaluating the suitability of individual candidates for election or re-election to the Board of Directors, the Nominating Committee and the Board of Directors take into account many factors, including understanding of the retail sporting goods industry, sales and marketing, finance and other elements relevant to the Company’s business, educational and professional background, age, and past performance as a director. The Nominating Committee and the Board of Directors evaluate each individual in the context of the composition and needs of the Board of Directors as a whole, including the independence requirements imposed by the Nasdaq Stock Market and the Securities and Exchange Commission, with the objective of recommending a group that can best perpetuate and build on the success of the business and represent stockholder interests. In determining whether to recommend a director for re-election, the Nominating Committee and the Board of Directors also consider the director’s past attendance at, and participation in, meetings of the Board of Directors and its committees and contributions to its activities. The Nominating Committee and the Board of Directors use the Board’s network of contacts to compile a list of potential candidates, but may also engage, if they deem appropriate, a professional search firm.

The charter for the Nominating Committee can be found at our website at www.big5sportinggoods.com. To locate the charter, go the “Investor Relations” section of the website and click on “Corporate Governance”.

Stockholders who have beneficially owned more than five percent of the Corporation’s then-outstanding shares of common stock for a period of at least one year as of the date of making the proposal may propose candidates for consideration by the Nominating Committee and the Board of Directors by submitting the names and supporting information to: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Blvd, El Segundo, CA 90245-4632. A stockholder recommendation for nomination must be submitted in accordance with the Company’s Amended and Restated Bylaws and must contain the following information about the proposed nominee, as well as documentary support that the stockholder satisfies the requisite stock ownership threshold and holding period: name, age, business and residence addresses, principal occupation or employment, the number of shares of the Company’s common stock held by the nominee, a resume of his or her business and educational background, the information that would be required under the Securities and Exchange Commission’s rules in a proxy statement soliciting proxies for the election of such nominee as a director, and a signed consent of the nominee to serve as a director, if nominated and elected. Neither the Nominating Committee nor the Board of Directors intends to alter the manner in which it evaluates candidates, including the criteria set forth above, based on whether the candidate was recommended by a stockholder.

Stockholder Communications with the Board of Directors

Stockholders may send communications about matters of general interest to the stockholders of the Company to the Board of Directors, the Chairman of the Board, the Chair of the Audit Committee, the Chair of the Compensation Committee or the Chair of the Nominating Committee at the following address: Big 5 Sporting Goods Corporation, Attention: Secretary, 2525 East El Segundo Blvd, El Segundo, CA 90245-4632. The Secretary will compile these communications and periodically deliver them to the Chairman of the Board, unless otherwise specifically addressed. Communications relating to accounting, internal controls over financial reporting or auditing matters will be referred to the Chair of the Audit Committee.

Code of Business Conduct and Ethics

The Company has adopted a Code of Business Conduct and Ethics that applies to all of the Company’s employees, including the Company’s senior financial and executive officers, as well as the Company’s directors. The Company will disclose any waivers of, or amendments to, any provision of the Code of Business Conduct and Ethics that applies to the Company’s directors and senior financial and executive officers on the Company’s website, www.big5sportinggoods.com.

Compensation Committee Interlocks and Insider Participation

For the fiscal year ended December 30, 2007, the Compensation Committee consisted of G. Michael Brown, as Chair, Sandra N. Bane and Jennifer Holden Dunbar, none of whom is or has been an officer or employee of the Company or any of its subsidiaries. Ms. Bane and Ms. Dunbar do not have any relationship requiring disclosure under any paragraph of Item 404 of Regulation S-K. Mr. Brown is a partner at the law firm of Musick, Peeler & Garrett LLP. From time to time, the Company retains Musick, Peeler & Garrett LLP to handle various litigation matters.

No interlocking relationship existed between the Board of Directors or the Compensation Committee of the Company and the board of directors or compensation committee of any other company.

Compensation Committee Report

The Compensation Committee of the Board of Directors has reviewed and discussed the Compensation Discussion and Analysis with the Company’s management and, based on our review and discussions, we recommended to the Board that the Compensation Discussion and Analysis be included in this Proxy Statement.

COMPENSATION COMMITTEE OF
THE BOARD OF DIRECTORS

G. Michael Brown (Chair)
Sandra N. Bane
Jennifer Holden Dunbar

April 28, 2008

No portion of this Compensation Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Executive Officers

The following section sets forth certain information with respect to the Company’s current executive officers (other than Steven G. Miller, whose information is set forth above under “Directors Whose Terms Will Expire in 2008 (Class C Directors)”). Executive officers serve at the discretion of the Board of Directors, subject to rights, if any, under contracts of employment. See “— Executive Compensation — Employment Agreements and Change in Control Provisions.”

Name	Age	Position with the Company

Steven G. Miller	56	Chairman of the Board of Directors, Chief Executive Officer and President
Barry D. Emerson	50	Senior Vice President, Chief Financial Officer and Treasurer
Gary S. Meade	61	Senior Vice President, General Counsel and Secretary
Richard A. Johnson	62	Executive Vice President
Thomas J. Schlauch	63	Senior Vice President, Buying
Jeffrey L. Fraley	51	Senior Vice President, Human Resources
Shane O. Starr	50	Senior Vice President, Operations

Barry D. Emerson has served as Chief Financial Officer and Treasurer since October 2005 and as Senior Vice President since September 2005. Prior to joining the Company, Mr. Emerson was employed by U.S. Auto Parts Network, Inc., an ecommerce distributor of aftermarket auto parts in the United States, where he served as Vice President, Treasurer and Chief Financial Officer during 2005. Prior to that, Mr. Emerson served as Vice President, Treasurer and Chief Financial Officer of Elite Information Group, Inc., a software product and services company, from 1999 through 2004. Age: 50.

Gary S. Meade has served as Senior Vice President since July 2001 and General Counsel and Secretary since 1997. Mr. Meade also served as Vice President from 1997 to 2001. Prior to joining the Company, Mr. Meade was employed by Thrifty PayLess, Inc., a retail drug store company, where he served as Vice President, Legal Affairs and Secretary from 1994 through 1996, and by Thrifty Corporation, a retail drug store company, where he served as

Vice President, Legal Affairs and Secretary from 1992 through 1994 and Vice President, Legal Affairs from 1979 through 1992. Age: 61.

Richard A. Johnson was named Executive Vice President in March 2007. Prior to that, he served as Senior Vice President, Store Operations since 1992. Prior to that, Mr. Johnson was Vice President, Store Operations since 1982. Age: 62.

Thomas J. Schlauch has served as Senior Vice President, Buying since 1992. Prior to that, Mr. Schlauch served as Head of Buying from 1990 to 1992 and as Vice President, Buying from 1982 to 1990. Age: 63.

Jeffrey L. Fraley has served as Senior Vice President, Human Resources since July 2001. Prior to that, Mr. Fraley served as Vice President, Human Resources from 1992 to 2001. Age: 51.

Shane O. Starr was named Senior Vice President, Operations, in March 2007. Prior to that, he served as the Company’s Vice President of Operations since 1999. Age: 50.

Executive Compensation

Compensation Discussion and Analysis

Attracting, motivating and retaining well-qualified executives are essential to the success of any company. We believe that our business and the interests of our shareholders are best served by continuity and stability of our management team. In the retail sporting goods industry, the market for top executive talent is highly competitive. Accordingly, the goals of our compensation program are to encourage retention of top executives who may have attractive opportunities at other companies, to provide significant rewards for successful performance, particularly over the longer term, and to align executive officers’ interests with those of the stockholders. We believe these goals can be achieved by a program of executive compensation which stresses long-term incentives and which is stable and consistent over time. Our executive compensation program therefore has varied very little over the past ten years. We believe that our executive compensation policy has been successful in encouraging retention, because our executive officers have an average tenure of 26 years with us.

Our compensation decisions are made by the Compensation Committee, which is composed entirely of independent members of our Board of Directors. The Compensation Committee’s philosophy is to provide a compensation package that attracts, motivates and retains executive talent and aligns the interests of management with those of the stockholders. Specifically, the objectives of the committee’s practices are to (1) provide a total compensation program that is competitive with companies with whom we compete for talent, (2) link short term incentives to financial performance, (3) provide long term compensation that focuses management’s efforts on building stockholder value and aligning their interests with our stockholders and (4) promote stability and retention of our management team. The Compensation Committee receives recommendations from our President and Chief Executive Officer, or our Principal Executive Officer, and considers factors such as publicly-available information on executive compensation, including industry comparisons and competitive data, each executive’s role and responsibilities, and the responsibility levels of the executives relative to one another. The Compensation Committee uses this information to assess the reasonableness of the Company’s compensation practices over time and to test the alignment of compensation with performance. The Compensation Committee retained an independent compensation consultant, Frederic W. Cooke & Co., Inc., in designing our 2007 Equity and Performance Incentive Plan, which is referred to as the 2007 Plan.

Internal Revenue Code Section 162(m) generally disallows a tax deduction to reporting companies for compensation over $1,000,000 paid to each of the company’s chief executive officer and the four other most highly compensated officers, except for compensation that is “performance based.” Section 162(m) has not been a factor in the design of our executive compensation program because the compensation of our executives other than our President and Chief Executive Officer has not approached $1,000,000, and the compensation of our President and Chief Executive Officer, except for stock options which are “performance based” compensation, has exceeded $1,000,000 only by a minor amount.

Elements of Compensation

Salary

Our Compensation Committee generally reviews the base salaries of our Named Executive Officers annually. The salaries of our Named Executive Officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Principal Executive Officer. The Compensation Committee considers individual and Company performance, as well as factors such as publicly-available information on executive compensation, including industry comparisons and competitive data, each executive’s role and responsibilities, and the responsibility levels of the executives relative to one another. We believe that the salaries of our Named Executive Officers are at or below the median of salaries paid by other companies in the market with whom we compete for talent.

Bonuses

We intend that bonuses paid to our named executive officers will reward them for the achievement of successful financial performance over a relatively short period of time (typically one fiscal year). The bonuses of our Named Executive Officers are determined in the sole discretion of the Compensation Committee, after receiving recommendations from our Principal Executive Officer. The total amount of the annual bonuses paid to our salaried employees (except for store managers) has historically been correlated with the amount of our earnings before interest, taxes, depreciation and amortization, or EBITDA, and has historically represented approximately five percent of our EBITDA. In recent years, approximately one-third of this bonus expense has been for the Named Executive Officers. Bonus payments to each of our Named Executive Officers are based on his individual contributions to the success of our business for the year, and fairness and proportionality of the Named Executive Officer’s compensation when compared with the compensation for the year of our Chief Executive Officer and the other Named Executive Officers, as determined by the Compensation Committee in its discretion. These practices have been essentially uniform for the past ten years. We believe that the bonuses paid to our Named Executive Officers are at or below the median range of bonuses paid by other companies in the market with whom we compete for talent.

Long-Term Incentive Compensation (Equity Awards)

We believe that awards of stock options to Named Executive Officers provide a valuable long-term incentive for them, and help align their interests with the stockholders’ interests. We believe that stock options are a vital component of our philosophy of compensating Named Executive Officers for successful results, as they can realize value on their stock options only if the stock price increases, and the long-term incentive of stock options is important in realizing our goal of continuity and stability of our executive team. In view of the relatively modest amount of bonuses that we pay to our Named Executive Officers, stock options are a particularly important component of rewarding them for successful results.

We also believe that unvested options are a major tool to encourage employee retention. Accordingly, our stock option grants to our Named Executive Officers generally vest over a four year period.

We periodically grant stock options to some or all of our Named Executive Officers, typically in connection with their annual performance and compensation reviews. We do not necessarily grant stock options to our Named Executive Officers annually — we want our Named Executive Officers to understand that a grant of stock options is not an entitlement. Our Compensation Committee determines the size of each option grant, after receiving recommendations from our Principal Executive Officer. In determining the size of option grants to executive officers, consideration is given to the value of total direct compensation, Company and individual performance, the number and value of stock options previously granted to the executive officer and the relative proportion of long-term incentives within the total compensation mix. Our Compensation Committee generally considers option grants to Named Executive Officers and other existing employees at committee meetings which coincide with the employees’ annual performance and compensation reviews, and the exercise price of each stock option granted is the closing price of our stock on the day of the meeting. The Compensation Committee considers grants to select newly-hired executives at its regularly-scheduled quarterly committee meeting following the date of hire, and the exercise price of each stock option granted to a newly-hired executive is the closing price of our stock on the day of the meeting. We do not intend to grant options while in possession of material non-public information, except pursuant to a pre-existing policy under which options are granted on fixed dates of our annual stockholders meeting (in the case of grants to persons who are not Named Executive Officers) or of Compensation Committee meetings. Our Compensation Committee meetings which coincide with the employees’ annual performance and compensation reviews, and at which our Compensation Committee considers grants to Named Executive Officers who are not newly-hired, are scheduled to coincide with trading windows for our common stock. Although the long-term incentive represented by grants of stock options is a major component of the compensation of our Named Executive Officers, we believe that the size of option grants to our Named Executive Officers is relatively modest when compared to the size of option grants to similar officers of other companies in the market with whom we compete for talent.

Our shareholder-approved equity compensation plan permits a variety of equity awards. For the last few years we have considered whether to grant awards other than stock options as part of our long term incentive compensation strategy. In March 2008, for the first time, we granted restricted stock to certain of our Named Executive Officers for retention purposes. To encourage our Named Executive Officers to remain with us, the restricted stock is subject to a four-year vesting schedule, which will be accelerated upon certain change of control events. We granted restricted stock in 2008 as a further enhancement to retention, as restricted stock generally maintains value during short-term cyclical downturns in our stock price or our industry as compared to stock options which may not. We note that the grant of restricted stock is a trend among public companies. However, as in prior years, in March 2008 we also awarded stock options to our Named Executive Officers. We will continue to evaluate which equity award vehicles achieve the best balance between continuing our successful practice of providing equity-based compensation and creating and maintaining long term shareholder value. We believe that the value of our equity awards on an annualized basis to our Named Executive Officers is reasonable and appropriate when compared with the size of restricted stock grants to executives of other companies with whom we compete for talent.

Change in Control Payments

Our Named Executive Officers generally do not have employment agreements that provide that they will receive payments if we undergo a change in control. The employment agreement of our Principal Executive Officer contains a change in control provision. This provision permits him to receive the change in control payments if he leaves for any reason within six months after the change in control. The Principal Executive Officer must resign to receive the change in control payments, so this provision is not a true “single trigger” provision. The reason for this provision is that a change in control of a publicly traded corporation would almost invariably affect the powers, role, and reporting relationships of its principal executive officer. If a change in control of our Company occurs, our Principal Executive Officer’s employment agreement gives him the right to depart from the Company and receive the change in control payments if he deems his position to have been negatively affected by the change in control, without the need to demonstrate an objective, adverse effect such as reduction in compensation. If the change is not negative, the employment agreement allows him to stay with the Company and no severance payments will be made. We believe this provision is desirable from our standpoint because it enables our Principal Executive Officer to focus solely on the best interests of our stockholders in the event of a possible, threatened or pending change in control, without undue concern for his own personal interests.

Our Principal Executive Officer’s employment agreement also contains provisions for payment on dismissal without “cause” or quitting for “good reason,” which could apply after as well as before a change in control.

We have entered into a severance agreement with our Senior Vice President and Chief Financial Officer, or our Principal Financial Officer, which provides that he will receive certain payments if we terminate his employment other than for “cause.” These provisions can operate after as well as before a change in control. These provisions were the result of arm’s length negotiations between us and our Principal Financial Officer when we hired him.

We will not provide gross up payments to our Principal Executive Officer or Principal Financial Officer if they receive payments in connection with the change in control which would cause them to be subject to the excise tax of Internal Revenue Code Section 4999, which we refer to as the Golden Parachute Excise Tax. On the contrary, the employment agreement of our Principal Executive Officer provides that payments in connection with the change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise

Tax. We do not expect that any payments made to our Principal Financial Officer will be large enough to trigger the Golden Parachute Excise Tax.

In addition, the vesting of all restricted stock granted to our executive officers in 2008 will accelerate upon a change of control the Company.

All Other Compensation

All other compensation to our Named Executive Officers includes, among other things, Company contributions and other allocations made on behalf of the individuals under the Company’s defined contribution plan. We have also provided perquisites to our Named Executive Officers that have an annual incremental cost to us of $10,000 or more, which consist of the value attributable to personal use of Company-provided automobiles.

Summary Compensation Table

							Change in
							Pension
						Non-Equity	Value and
						Incentive	Nonqualified	All
Name and				Stock	Option	Plan	Deferred	Other
Principal		Salary	Bonus	Awards	Awards	Compen-	Compensation	Compensation	Total
Position	Year	($)(1)	($)	($)	($)(2)	sation($)	Earnings ($)	($)(3)	($)

Steven G. Miller	2007	$457,615	$500,000		$158,885			$30,219	$1,146,719
Chairman of the Board, President and Chief Executive Officer	2006	$440,308	$600,000		$178,888			$29,809	$1,249,005
Barry D. Emerson	2007	$310,961	$175,000		$209,478			$27,084	$722,523
Senior Vice President, Chief Financial Officer and Treasurer	2006	$293,269	$185,000		$179,394			$20,139	$677,802
Thomas J. Schlauch	2007	$259,769	$214,000		$57,385			$24,228	$555,382
Senior Vice President, Buying	2006	$248,846	$233,000		$63,190			$23,640	$568,676
Richard A. Johnson	2007	$233,769	$194,000		$57,385			$25,069	$510,223
Executive Vice President	2006	$223,146	$213,000		$63,190			$25,914	$525,250
Gary S. Meade	2007	$198,769	$110,000		$57,385			$24,732	$390,886
Senior Vice President, General Counsel and Secretary	2006	$186,500	$120,000		$63,190			$25,062	$394,752

(1)	Each of the Named Executive Officers received salary increases that were effective March 26, 2007, resulting in the following annual salaries:

Steven G. Miller: $463,000 Barry D. Emerson: $315,000 Thomas J. Schlauch: $263,000 Richard A. Johnson: $237,000 Gary S. Meade:$202,000

The amounts in this Salary column reflect amounts actually earned in applicable fiscal year.

(2)	The amounts in the Option Awards column reflect the compensation expense recognized by the Company for financial reporting statement reporting purposes for the applicable fiscal year, in accordance with SFAS No. 123(R), Share-Based Payment, (excluding the impact of estimated forfeitures related to service-based vesting conditions), for awards pursuant to the 2002 Stock Incentive Plan and the 2007 Equity and Performance Incentive Plan, and include amounts attributable to awards granted during and prior to the applicable fiscal years. Details on assumptions made in the calculation of these amounts are included in Note 13 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.

(3)	The amounts in the All Other Compensation column include (a) the value attributable to personal use of a Company-provided automobile in the following amounts: Mr. Miller: $18,803, Mr. Emerson: $13,568, Mr. Schlauch: $10,712, Mr. Johnson: $12,258, and Mr. Meade: $11,216, and (b) Company contributions and other allocations made on behalf of the individual under the Company’s defined contribution plan in the following amounts: Mr. Miller: $11,416, Mr. Emerson: $13,516, Mr. Schlauch: $13,516, Mr. Johnson: $12,811, and Mr. Meade: $13,516.

Stock Options and Equity Compensation

Effective April 24, 2007 the Board of Directors adopted our 2007 Equity and Performance Incentive Plan, which we refer to as the 2007 Plan. The 2007 Plan was approved by our stockholders at our 2007 annual meeting of stockholders. The aggregate amount of shares authorized for issuance under the 2007 Plan is 2,399,250 (the same number of shares that remained available for grant under the 2002 Stock Incentive Plan as of April 24, 2007) plus any shares that had been subject to outstanding awards as of April 24, 2007 under the 2002 Stock Incentive Plan and our 1997 Management Equity Plan that are or were forfeited or cancelled, or otherwise expire, after the April 24, 2007 effective date of the 2007 Plan. At April 23, 2008, 97,100 shares of restricted stock had been awarded under the 2007 Plan, 328,000 shares were subject to outstanding options under the 2007 Plan, and 37,400 shares had been transferred from the 2002 Plan to the 2007 Plan as described above, leaving 1,865,900 additional shares available for grants under the 2007 Plan.

The 2007 Plan is administered by our Compensation Committee. The Compensation Committee has broad discretion and power in operating the 2007 Plan and in determining which of our employees, directors, and consultants shall participate, and the terms of individual awards. Awards under the 2007 Plan may consist of options, stock appreciation rights, restricted stock, other stock unit awards, performance awards, dividend equivalents or any combination of the foregoing. Any shares that are subject to awards of options or stock appreciation rights shall be counted against this limit as one share for every one share granted. Awards of restricted stock and other awards that are not awards of stock options or stock appreciation rights (including shares delivered in settlement of dividend rights) shall be counted against this limit as 2.5 shares for every share granted. The aggregate number of shares available under the 2007 Plan and the number of shares subject to outstanding options and stock appreciation rights will be increased or decreased to reflect any changes in the outstanding common stock of the Company by reason of any recapitalization, spin-off, reorganization, reclassification, stock dividend, stock split, reverse stock split, or similar transaction. If any shares subject to an award under the 2007 Plan are forfeited, expire, or are terminated without issuance of shares, the shares shall again be available for award under the 2007 Plan.

Under the 2007 Plan, no participant may be granted in any fiscal year of the Company (a) options or stock appreciation rights with respect to more than 500,000 shares, (b) restricted stock, performance awards or other stock unit awards that are denominated in shares with respect to more than 250,000 shares, or (c) performance awards or stock unit awards that are valued by reference to cash having a maximum dollar value of more than $2,000,000.

Under the 2007 Plan, the exercise price for an option or stock appreciation right cannot be less than 100% of the fair market value of the underlying shares on the grant date. The 2007 Plan does not permit the repricing of options or stock appreciation rights.

Prior to the adoption of the 2007 Plan, our equity-based awards were principally made under our 2002 Stock Incentive Plan, which we refer to as the 2002 Plan, which was adopted by our board and approved by our shareholders in 2002 before our initial public offering. The 2002 Plan was administered by our Compensation Committee. The Compensation Committee had broad discretion and power in operating the 2002 Plan and in determining which of our employees, directors, and consultants were to participate, and the terms of individual awards. Awards under the 2002 Plan consisted of stock options. The 2002 Plan provided for an aggregate of up to 3,645,000 shares of our common stock to be available for awards. Under the 2002 Plan, no participant was permitted to be granted in any fiscal year of the Company or portion thereof options with respect to more than 546,750 shares.

Under the 2002 Plan, the exercise price for an incentive stock option could not be less than 100% of the fair market value of the underlying shares of the grant date. The 2002 Plan permitted the exercise price of an option other than an incentive stock option to be less than 100% of the fair market value of the underlying shares on the grant date, but, in practice, the exercise price of all options that were issued under the 2002 Plan was 100% of the fair market value of the underlying shares on the grant date.

On approval of the 2007 Plan by our shareholders in June 2007, the 2002 Plan was terminated, and no new awards were thereafter made under the 2002 Plan. However, awards previously granted continue to be outstanding under their terms. If any option outstanding under the 2002 Plan is forfeited, expires, or is terminated without issuance of the underlying shares, the underlying shares shall become available for grant under the 2007 Plan as discussed above. As of April 23, 2008, there remained options to purchase 1,091,500 shares of common stock outstanding under the 2002 Plan, with a weighted average exercise price of $19.58 and a weighted average remaining term of 1.92 years.

The Company also had a third plan — the 1997 Management Equity Plan, or the 1997 Plan, which was terminated immediately following the 2007 annual meeting of stockholders in June 2007, at which time there were no shares subject to awards granted under the 1997 Plan.

Grants of Plan-Based Awards

								All	All Other
								Other	Option
								Stock	Awards:
								Awards:	Number	Exercise
					Estimated Future Payouts			Number	of	or Base
		Estimated Future Payouts Under Non-Equity			Under Equity Incentive			of Shares	Securities	Price of
		Incentive Plan Awards			Plan Awards			of Stock	Underlying	Option
	Grant Date	Threshold	Target	Maximum	Threshold	Target	Maximum	or Units	Options	Awards
Name	(1)	($)	($)	($)	(#)	(#)	(#)	(#)	(#)	($/Sh)

Steven G. Miller
Chairman of the Board, President and Chief Executive Officer

Barry D. Emerson	3/12/2007								10,000	$25.22
Senior Vice President and Chief Financial Officer

Thomas J. Schlauch
Senior Vice President, Buying

Richard A. Johnson
Executive Vice President

Gary S. Meade
Senior Vice President, General Counsel and Secretary

(1)	These options vest in four equal annual installments beginning on March 12, 2008.

Outstanding Equity Awards at Fiscal Year-End

									Equity
									Incentive
								Equity	Plan
								Incentive	Awards:
								Plan	Market
			Equity					Awards:	or Payout
			Incentive					Number	Value of
			Plan					of	Unearned
	Number of	Number of	Awards:					Unearned	Shares,
	Securities	Securities	Number of				Market Value	Shares,	Units or
	Underlying	Underlying	Securities			Number of	of Shares or	Units	Other
	Unexercised	Unexercised	Underlying			Shares or	Units of	or Other	Rights
	Options	Options	Unexercised	Option		Units of Stock	Stock	Rights That	That
	(#)	(#)	Unearned	Exercise	Option	That Have	That Have Not	Have	Have
	Exercisable	Unexercisable	Options	Price	Expiration	Not Vested	Vested	Not	Not Vested
Name	(1)	(1)	(#)	($)	Date	(#)	($)	Vested (#)	($)

Steven G. Miller	30,000	0		$10.32	2/11/2013
Chairman of the Board, President	28,750	1,250		$24.61	2/13/2014
and Chief Executive Officer	13,125	16,875		$19.12	3/13/2016

Barry D. Emerson	25,000	25,000		$25.05	9/12/2015
Senior Vice President and	5,000	15,000		$19.12	3/13/2016
Chief Financial Officer	0	10,000		$25.22	3/12/2017

Thomas J. Schlauch	7,500	2,500		$24.61	2/13/2014
Senior Vice President, Buying	3,000	9,000		$19.12	3/13/2016

Richard A. Johnson	10,000	0		$10.32	2/11/2013
Executive Vice	7,500	2,500		$24.61	2/13/2014
President	3,000	9,000		$19.12	3/13/2016

Gary S. Meade	10,000	0		$10.32	2/11/2013
Senior Vice President, General	7,500	7,500		$24.61	2/13/2014
Counsel and Secretary	3,000	9,000		$19.12	3/13/2016

(1)	The vesting dates of the options reported in the second and third columns are as follows: Mr. Miller’s options vest in forty-eight equal monthly installments, beginning on March 1, 2003, March 1, 2004 and April 1, 2006, respectively; Mr. Emerson’s options vest in four equal annual installments, beginning on September 12, 2006, March 13, 2007 and March 12, 2008, respectively; and Mr. Schlauch’s options, Mr. Johnson’s options and Mr. Meade’s options vest in four equal annual installments, beginning on February 11, 2004, February 13, 2005 and March 13, 2007, respectively.

Option Exercises and Stock Vested

	Option Awards		Stock Awards
	Number of		Number of
	Shares	Value	Shares	Value
	Acquired on	Realized on	Acquired on	Realized on
Name	Exercise(#)	Exercise($)	Vesting(#)	Vesting($)

Steven G. Miller
Chairman of the Board, President and Chief Executive Officer
Barry D. Emerson
Senior Vice President and Chief Financial Officer
Thomas J. Schlauch	2,500	$37,250
Senior Vice President, Buying
Richard A. Johnson
Executive Vice President
Gary S. Meade
Senior Vice President, General Counsel and Secretary

Employment Agreements and Change in Control Provisions

The Company has an employment agreement with Mr. Steven G. Miller, who currently serves as Chairman of the Board, President and Chief Executive Officer.

Steven G. Miller’s employment agreement provides that he will serve as Chairman of the Board of Directors, Chief Executive Officer and President for a term of four years from any given date, such that there shall always be a minimum of at least four years remaining under his employment agreement. The employment agreement provides for Mr. Miller to receive an annual base salary of $375,000, subject to annual increase based on comparable compensation packages provided to executives in similarly situated companies, and to participate in a bonus plan to be established by the Compensation Committee. His annual base salary has since been increased to $443,000 in 2006, to $463,000 in 2007 and to $473,000 in 2008. In practice, his bonuses have been determined in the discretion of the Compensation Committee. Mr. Miller is also entitled to use of a Company automobile. In addition, as long as Mr. Miller serves as an officer, the Company will use its best efforts to ensure that he continues to serve on the Company’s Board of Directors and on the Board of Directors of the Company’s wholly-owned subsidiary, Big 5 Corp.

If Steven G. Miller’s employment is terminated due to his death, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of family medical benefits for the four years following the termination date. The table below reflects the estimated amount of payments and other benefits payable under Mr. Miller’s employment agreement on a termination due to death, assuming that the termination occurred on December 30, 2007 and based upon our closing stock price as of that date of $14.25.

Table Showing Benefits on a Termination Due to Death

		Value of Option	Value of Medical
Name	Cash Severance	Acceleration	Continuation	Total

Steven G. Miller			$34,111	$34,111

If Steven G. Miller’s employment is terminated due to his disability, the employment agreement provides that the Company will pay Mr. Miller as a lump sum severance payment an amount equal to his base salary for two years and an additional amount equal to two times the greater of (i) his last annual cash bonus or (ii) the average annual cash bonus paid during the last three fiscal years. In addition, the employment agreement provides for accelerated vesting of options that would have been exercisable during the 24 months following the termination date and the continuation of specified benefits for the four years following the termination date. The table below reflects the estimated amount of payments and other benefits payable under Mr. Miller’s employment agreement on a termination due to disability, assuming that the termination occurred on December 30, 2007 and based upon our closing stock price as of that date of $14.25.

Table Showing Benefits on a Termination Due to Disability

			Value of
		Value of Option	Medical	Value of
Name	Cash Severance	Acceleration	Continuation	Perquisites(1)	Total

Steven G. Miller	$2,126,000		$50,201	$75,212	$2,251,413

(1)	The amount in the Value of Perquisites column includes the value attributable to personal use of a Company-provided automobile in the annual amount of $18,803 for four years.

If Steven G. Miller terminates the employment agreement for good reason at any time, or for any reason within six months of a change in control, or if the Company terminates the employment agreement without cause at any time, the employment agreement provides the Company will pay Mr. Miller as a lump sum severance payment an amount equal to his base salary for four years and an additional amount equal to four times the greater of (i) his last annual cash bonus or (ii) the average annual cash bonus paid during the last three fiscal years. In addition, the employment agreement provides for accelerated vesting of all of his options and the continuation of specified benefits for the four years following the termination date. However, the employment agreement provides that payments in connection with the change in control will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax of Internal Revenue Code Section 4999. The table below reflects the estimated amount of payments and other benefits payable under Mr. Miller’s employment agreement on a termination by Mr. Miller for good reason or due to a change in control or a termination by the Company without cause, assuming that the termination occurred on December 30, 2007 and based upon our closing stock price as of that date of $14.25.

Table Showing Benefits on a Termination by the Employee for Good Reason or Due to a Change
in Control or a Termination by the Company Without Cause

			Value of
		Value of Option	Medical	Value of
Name	Cash Severance	Acceleration	Continuation	Perquisites(1)	Total

Steven G. Miller(2)	$4,252,000		$50,201	$75,212	$4,377,413

(1)	The amount in the Value of Perquisites column includes the value attributable to personal use of a Company-provided automobile in the annual amount of $18,803 for four years.

(2)	Payments in connection with a change in control may be less than those shown in this table, since Mr. Miller’s employment agreement provides such payments will be reduced to the extent necessary to prevent them from being subject to the Golden Parachute Excise Tax of Internal Revenue Code Section 4999.

If Steven G. Miller terminates the employment agreement without good reason or the Company terminates the employment agreement for cause, Mr. Miller is entitled to receive all accrued and unpaid salary and other compensation and all accrued and unused vacation pay.

The employment of our Principal Financial Officer, Mr. Barry D. Emerson, with us is governed by an employment offer letter dated August 16, 2005, which is referred to as the Offer Letter. The Offer Letter provides for Mr. Emerson to receive a starting annual base salary of $275,000 and a minimum starting annual bonus of $125,000, to be paid in the first quarter of 2006 and prorated based upon the period of employment during the 2005 fiscal year. Mr. Emerson’s annual base salary has since been increased to $300,000 in 2006, to $315,000 in 2007 and to $325,000 in 2008. He received a bonus of $100,000 for 2005, a bonus of $185,000 for 2006 and a bonus of $175,000 for 2007. Pursuant to the Offer Letter, on the first day of his employment Mr. Emerson received a stock option grant to acquire 50,000 shares of the Company’s common stock, which vests 25% per year over four years and has a term of ten years. Pursuant to the Offer Letter, the exercise price for the options was $25.05, the closing price of the Company’s common stock on the day that Mr. Emerson started work with the Company. In addition, Mr. Emerson will receive use of a Company automobile, and be eligible for future stock option grants, comparable to those provided to other senior vice presidents of the Company.

Pursuant to the Offer Letter, we and Mr. Emerson have entered into a severance agreement that provides that his employment is “at will” but that, if we terminate his employment other than for “cause” (as defined in the severance agreement), Mr. Emerson will receive a severance package which will include one year’s base salary and one year’s health coverage for him and his family. Payment of the severance benefit is conditioned upon the execution of a release by Mr. Emerson of all claims he may have against us. The table below reflects the estimated amount of payments and other benefits payable under Mr. Emerson’s severance agreement, assuming that the termination occurred on December 30, 2007.

Table Showing Benefits on a Termination Other than for Cause

		Value of Medical
Name	Cash Severance	Continuation	Total

Barry D. Emerson	$315,000	$11,645	$326,645

Compensation of Directors

Our Board of Directors sets directors’ compensation based on its review of publicly-available information about what other companies pay their directors.

Directors who are also employees of the Company are compensated as officers of the Company and receive no additional compensation for serving as directors.

Effective April 2007, non-employee directors receive an annual retainer of $30,000 for service on the Board of Directors, plus $2,500 for attendance at each regularly scheduled meeting of the Board of Directors or each committee meeting not otherwise held on the day of a board meeting or other committee meeting, $1,000 for attendance at each committee meeting held on the day of a board meeting or other committee meeting, and $1,000 for attendance by telephone at any specially called telephonic board meeting or committee meeting. The Chairs of the Audit Committee, Compensation Committee and Nominating Committee receive additional annual retainers of $10,000, $7,500 and $5,000, respectively. In addition, the Company has adopted a policy pursuant to which each non-employee director is initially granted options to purchase 10,000 shares of the Company’s common stock and is annually granted additional options to purchase 6,000 shares of such stock. The options are to have an exercise price equal to the fair market value of the Company’s common stock on the date of grant and vest in four equal annual installments. Initial grants under the policy were made in August 2004 and annual grants thereafter have been and will be made on the date of the Company’s annual meeting of stockholders. Directors are also reimbursed for all out-of-pocket expenses incurred in attending such meetings. Dr. Miller has waived his right to receive his director fees and stock options. Prior to April 2007, the annual retainer for service on the Board was $20,000 and the additional annual retainer for the Compensation Committee Chair was $5,000. Compensation figures below reflect the application of the above policies from and after April 1, 2007, and application of the prior policies prior to that date.

Director Compensation

					Change in
					Pension
	Fees				Value and
	Earned			Non-Equity	Nonqualified
	or Paid	Stock	Option	Incentive Plan	Deferred	All Other
	in Cash	Awards	Awards	Compensation	Compensation	Compensation	Total
Name	($)	($)	($)(1)	($)	Earnings	($)	($)

Sandra N. Bane	63,000		61,695				124,695
G. Michael Brown	49,875		61,695				111,570
Jennifer Holden Dunbar	62,000		61,695				123,695
David R. Jessick	49,500		44,242				93,742
Michael D. Miller

(1)	The amounts in the Option Awards column reflect the compensation expense recognized by the Company for financial reporting statement reporting purposes for the fiscal year ended December 30, 2007, in accordance with SFAS No. 123(R), Share-Based Payment, (excluding the impact of estimated forfeitures related to service-based vesting conditions), for awards pursuant to the 2007 Equity and Performance Incentive Plan, and includes amounts attributable to awards granted during and before 2007. Details on assumptions made in the calculation of these amounts are included in Note 13 to the Consolidated Financial Statements in the Company’s Annual Report on Form 10-K filed with the Securities and Exchange Commission on March 10, 2008.

Audit Committee Pre-approval Policies and Procedures

The Audit Committee is required under the Sarbanes-Oxley Act of 2002 and the rules of the Securities and Exchange Commission promulgated thereunder to pre-approve the auditing and permissible non-audit services performed by the Company’s independent auditor to provide assurance that the provision of those services does not impair the independence of the auditor. The Audit Committee has adopted a pre-approval policy to assist it in carrying out this responsibility.

Under the pre-approval policy, the annual audit services engagement terms and fees are subject to the specific pre-approval of the Audit Committee. The Audit Committee will approve, if necessary, any changes in terms, conditions and/or fees resulting from changes in audit scope, the Company’s organizational structure or other matters. In addition, if the Audit Committee, after reviewing documentation detailing the specific services to be provided by the independent auditors and having discussions with management, determines that the performance of such services would not impair the independence of the independent auditor, the Audit Committee may also approve (i) audit-related services that are reasonably related to the performance of the audit or review of the Company’s financial statements and that are traditionally performed by the independent auditor, (ii) tax services such as tax compliance, tax planning and tax advice and/or (iii) permissible non-audit services that it believes are routine and recurring services.

All audit and permissible non-audit services provided by Deloitte & Touche LLP and KPMG LLP to the Company for the fiscal years 2007 and 2006 were pre-approved in accordance with the Company’s pre-approval policies and procedures.

Fees Billed by Deloitte & Touche LLP & KPMG LLP

KPMG LLP acted as our independent auditors through May 25, 2007. On May 30, 2007, we engaged Deloitte & Touche LLP to act as our independent auditors. Accordingly, fees billed by Deloitte & Touche represent audit fees for audit services from and after May 30, 2007, and fees billed by KPMG LLP represent fees for audit services rendered prior to May 25, 2007.

The aggregate fees billed for professional services provided by Deloitte & Touche LLP in fiscal years 2007 and 2006 were:

Type of Fees	2007	2006

Audit Fees	$905,357
Audit-related Fees
Tax Fees
All Other Fees

Total Fees	$905,357

The aggregate fees billed for professional services provided by KPMG LLP in fiscal years 2007 and 2006 were:

Type of Fees	2007	2006

Audit Fees	$97,200	$1,573,000
Audit-related Fees
Tax Fees
All Other Fees		$23,500

Total Fees	$97,200	$1,596,500

In the above tables, in accordance with the definitions of the Securities and Exchange Commission, “audit fees” are fees paid by the Company to Deloitte & Touche LLP or KPMG LLP, as applicable, for the audit of the Company’s consolidated financial statements included in its Annual Report on Form 10-K and review of the unaudited financial statements included in its quarterly reports on Form 10-Q or for services that are normally provided by the accountant in connection with statutory and regulatory filings or engagements.

“Audit-related Fees” are fees billed by Deloitte & Touche LLP or KPMG LLP, as applicable, for assurance and related services that are reasonably related to the performance of the audit or review of the Company’s financial statements.

“Tax Fees” are fees for tax compliance, tax advice and tax planning.

“All Other Fees” are fees billed by Deloitte & Touche LLP or KPMG LLP, as applicable to the Company for any services not included in the first three categories.

Appointment of Auditors for Fiscal 2008

The audit committee has reappointed Deloitte & Touche LLP as the independent registered public accounting firm to audit the Company’s financial statements for fiscal 2008. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting. They will be given the opportunity to make a statement if they desire to do so, and they will be available to respond to appropriate questions.

Audit Committee Report

The Company’s management has primary responsibility for the Company’s financial statements and overall reporting process, including the Company’s system of internal control over financial reporting and assessing the effectiveness of internal control over financial reporting. The Company’s independent registered public accounting firm audits the annual financial statements prepared by management, expresses an opinion as to whether those financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with accounting principles generally accepted in the United States and discusses with the Audit Committee any issues that the independent registered public accounting firm believes should be brought to its attention. The Audit Committee oversees and monitors the Company’s financial reporting process and the quality of its internal and external audit process.

The Audit Committee has reviewed the Company’s audited financial statements for the fiscal year ended December 30, 2007 and the notes thereto and discussed such financial statements with management and Deloitte &

Touche LLP, the Company’s independent registered public accounting firm, acting as the Company’s independent auditors. Management has represented to the Audit Committee that the financial statements were prepared in accordance with accounting principles generally accepted in the United States.

The Audit Committee has discussed with Deloitte & Touche LLP the matters required to be discussed by Statement on Auditing Standards No. 61 (as amended), which includes, among other items, the independent auditors’ responsibilities, any significant issues arising during the audit and any other matters related to the conduct of the audit of the Company’s financial statements. The Audit Committee also discussed with Deloitte & Touche LLP such other matters as are required to be discussed by other standards of the Public Company Accounting Oversight Board (United States), rules of the Securities and Exchange Commission and other applicable regulations.

The Audit Committee has received the written disclosures and the letter from Deloitte & Touche LLP regarding its independence as required by Independence Standards Board Standard No. 1 and has discussed with Deloitte & Touche LLP its independence from the Company.

The Audit Committee also reviewed management’s report on its assessment of the effectiveness of the Company’s internal control over financial reporting and the independent registered public accounting firm’s report on the effectiveness of the Company’s internal control over financial reporting. The Audit Committee discussed with management and the independent registered public accounting firm the prior material weaknesses and significant control deficiencies identified during the course of management’s previously reported assessments and the audit and management’s remediation of them.

The Audit Committee discussed with the Company’s independent registered public accounting firm the overall scope and plans for its audit. The Audit Committee meets with the independent registered public accounting firm, with and without management present, to discuss the results of its examination, its evaluation of the Company’s internal control, including internal control over financial reporting, and the overall quality of the Company’s financial reporting.

Conclusion

Based on the review and discussions referred to above, the Audit Committee recommended to the Company’s Board of Directors that the Company’s audited financial statements and management’s assessment of effectiveness of the Company’s internal control over financial reporting be included in the Company’s Annual Report on Form 10-K for the fiscal year ended December 30, 2007 for filing with the Securities and Exchange Commission.

SUBMITTED BY AUDIT COMMITTEE OF
THE BOARD OF DIRECTORS

Sandra N. Bane (Chair)
Jennifer Holden Dunbar
David R. Jessick

April 28, 2008

No portion of this Audit Committee Report shall be deemed to be incorporated by reference into any filing under the Securities Act or the Exchange Act, through any general statement incorporating by reference in its entirety the Proxy Statement in which this report appears, except to the extent that the Company specifically incorporates this report or a portion of it by reference. In addition, this report shall not be deemed to be filed under either the Securities Act or the Exchange Act.

Transactions with Related Persons, Promoters and Certain Control Persons

Our Audit Committee charter requires that the Audit Committee review on an ongoing basis and approve or disapprove all related party transactions that are required to be disclosed by Item 404 of Regulation S-K. The items described below were approved by the Audit Committee, except to the extent that items arise out of periods prior to the establishment of that requirement.

G. Michael Brown is a director of the Company and a partner of the law firm of Musick, Peeler &Garrett LLP. From time to time, the Company retains Musick, Peeler & Garrett LLP to handle various litigation matters. The Company received services from the law firm of Musick, Peeler & Garrett LLP amounting to $0.8 million in fiscal year 2007, and amounts due to Musick, Peeler & Garrett LLP totaled $41,000 as of December 30, 2007.

The Company has an employment agreement with Robert W. Miller which provides that he will serve as Chairman Emeritus of the Board of Directors for a term of three years from any given date, such that there will always be a minimum of at least three years remaining under his employment agreement. The employment agreement provides for Robert W. Miller to receive an annual base salary of $350,000, as well as specified perquisites. If Robert W. Miller’s employment is terminated by either Robert W. Miller or the Company for any reason, the employment agreement provides that the Company will pay Robert W. Miller his annual base salary and provide specified benefits for the remainder of his life. The employment agreement also provides that in the event Robert W. Miller is survived by his wife, the Company will pay his wife his annual base salary and provide her specified benefits for the remainder of her life. Robert W. Miller is the co-founder of the Company and the father of Steven G. Miller, Chairman of the Board, Chief Executive Officer and a director of the Company, and Michael D. Miller, a director of the Company.

The Company recognized expenses of $0.1 million in fiscal 2007 to provide for a liability for the future obligations under this agreement. Based upon actuarial valuation estimates related to this agreement, the Company recorded a liability of $2.4 million as of December 30, 2007. The actuarial assumptions used included a discount rate of 5.50% as well as the use of a mortality table as of December 30, 2007.

Bradley A. Johnson, the son of Richard A. Johnson, the Company’s Executive Vice President, is employed by the Company as a Buyer. Bradley A. Johnson received a salary of $109,385 in fiscal 2007 and earned a bonus of $25,000. The salary and bonus received by Bradley A. Johnson is consistent with those paid to other Company employees with similar responsibilities.

In addition to the indemnification provisions contained in the Company’s Amended and Restated Certificate of Incorporation and Bylaws, the Company has indemnification agreements with each of its directors and executive officers. These agreements, among other things, provide for indemnification of the Company’s directors and executive officers for expenses, judgments, fines and settlement amounts (collectively, “Liabilities”) incurred by any such person in any action or proceeding arising out of such person’s services as a director or executive officer or at the Company’s request, if the applicable director or executive officer acted in good faith and in a manner he or she reasonably believed to be in or not opposed to the best interests of the Company. These agreements also require the Company to advance expenses incurred by any of its directors or executive officers in connection with any proceeding against such individual with respect to which such individual may be entitled to indemnification by the Company. Pursuant to these agreements, the Company may advance expenses and indemnify, and in certain cases is required to advance expenses and indemnify, the Company’s directors and executive officers for certain Liabilities incurred in connection with or related to the previously-disclosed Childers action. In fiscal 2007, the Company advanced $10,815 to directors and officers for payment of attorneys’ fees and litigation costs in connection with this matter. Additional information regarding the Childers lawsuit is contained in the Company’s Annual Report on Form 10-K for fiscal year 2007, under Item 3, “Legal Proceedings.”

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon review of copies of Section 16(a) reports furnished to the Company during or with respect to the year ended December 30, 2007, the Company believes that all Section 16(a) reporting requirements were met during fiscal 2007, except that (a) the report of a sale of 10,000 shares of the Company’s common stock by Michael D. Miller that occurred on March 7, 2007 was not timely filed (the report was due by March 9, 2007 and was filed on March 12, 2007), (b) the report of a sale of 17,300 shares of the Company’s stock by Thomas J. Schlauch that occurred on March 12, 2007 was not timely filed (the report was due by March 14, 2007 and was filed on March 19, 2007), and (c) the report of a sale of 3,787 shares and a sale of 6,013 shares of the Company’s common stock by Thomas J. Schlauch that occurred on March 13, 2007 and March 14, 2007, respectively, was not timely filed (the report was due by March 15, 2007 and March 16, 2007, respectively, and was filed on March 19, 2007).

Security Ownership of Certain Beneficial Owners and Management

The following table sets forth information regarding beneficial ownership of the Company’s common stock as of April 23, 2008 by:

•	each of the named executive officers in the Summary Compensation Table on page 12;

•	each of the Company’s directors;

•	each person, or group or affiliated persons, who is known by the Company to beneficially own more than 5% the Company’s common stock; and

•	all current directors and executive officers as a group.

Except as otherwise indicated in the footnotes below, each beneficial owner has the sole power to vote and to dispose of all shares held by that holder. Percentage ownership is based on 21,830,023 shares of common stock outstanding as of April 23, 2008.

	Beneficial Ownership
	of Common Stock
Name(1)	Shares		Percent (%)(2)

Steven G. Miller	1,337,982	(3)	6.11
Sandra N. Bane	14,000	(4)	*
G. Michael Brown	14,000	(5)	*
Jennifer Holden Dunbar	26,394	(6)	*
David R. Jessick	9,000	(7)	*
Michael D. Miller	235,000	(8)	1.08
Barry D. Emerson	47,500	(12)	*
Richard A. Johnson	178,202	(10)	*
Gary S. Meade	39,000	(11)	*
Thomas J. Schlauch	56,000	(9)	*
All directors and executive officers as a group (12 persons)	2,017,328	(13)	9.14

5% Stockholders
Barclays Global Investors (Deutschland) AG(14)	1,140,247		5.22
FMR LLC(15)	3,300,000		15.12
Franklin Resources, Inc.(16)	1,293,782		5.93
Sagard Capital Partners, L.P(17)	1,474,586		6.75
Stadium Capital Management, LLC(18)	2,396,628		10.98
Wasatch Advisors, Inc.(19)	1,720,524		7.88

*	Indicates less than 1%. To the Company’s knowledge, none of the shares held by directors and executive officers have been pledged as security for any obligation.

(1)	The address for each stockholder is 2525 East El Segundo Boulevard, El Segundo, California 90245, except as otherwise indicated below.

(2)	Shares of common stock subject to options that are currently exercisable or exercisable within 60 days of April 23, 2008 are deemed to be outstanding and beneficially owned by the person holding such options or who otherwise has beneficial ownership thereof for the purpose of computing the percentage ownership of such person, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person.

(3)	Includes 885,000 shares of common stock held by Steven G. Miller and Jacquelyne G. Miller, as trustees of the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990, 374,232 shares of common stock held by Robert W. and Florence Miller Family Partners, L.P., of which Steven G. Miller is a limited partner and shares dispositive power with respect to the shares pursuant to a trading authorization dated November 12, 2004 executed by Robert W. Miller and Florence H. Miller, as general partners, and 78,750 shares which may be acquired upon the exercise of options exercisable within 60 days of April 23, 2008. Mr. Miller disclaims beneficial ownership in the shares owned by Robert W. and Florence Miller Family Partners, L.P. except to the extent of his pecuniary interest therein. Jacquelyne G. Miller shares beneficial ownership of the 885,000 shares of common stock held by the Steven G. Miller and Jacquelyne G. Miller Trust dated September 13, 1990.

(4)	Includes 14,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 23, 2008.

(5)	Includes 14,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 23, 2008.

(6)	Includes 12,394 shares of common stock held by Jennifer Holden Dunbar, Trustee of the Lilac II Trust dated June 28, 2000 and 14,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 24, 2008.

(7)	Includes 9,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 23, 2008.

(8)	Represents 235,000 shares of common stock held by Michael D. Miller, Trustee of the Miller Living Trust dated December 11, 1997.

(9)	Includes 37,500 shares which may be acquired upon the exercise of options exercisable within 60 days of April 23, 2008.

(10)	Includes 26,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 23, 2008.

(11)	Includes 26,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 23, 2008.

(12)	Includes 16,000 shares which may be acquired upon the exercise of options exercisable within 60 days of April 23, 2008.

(13)	Includes 263,250 shares which the directors and executive officers may be deemed to have beneficial ownership with respect to options to purchase the Company’s common stock exercisable within 60 days of April 23, 2008.

(14)	The address for Barclays Global Investors (Deutschland) AG is Apianstrasse 6, D-85774, Unterfohring, Germany, as reported in the Schedule 13G filed with the Securities and Exchange Commission on February 5, 2008. According to the Schedule 13G/A filed by the stockholder on February 14, 2008, the securities are held by the stockholder or its affiliates in trust accounts for the economic benefit of the beneficiaries of those accounts. By virtue of this arrangement, the stockholder has shared power to dispose of the 1,140,247 shares reported above and shared power to vote 864,163 of those shares. Stockholder’s holdings are based upon the holdings disclosed in the Schedule 13G.

(15)	The address for FMR LLC is 82 Devonshire Street, Boston, Massachusetts 02109, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008. According to Items 3 and 7 of the Schedule 13G/A filed by the stockholder on February 14, 2008, as a parent holding company of certain investment advisors and banks which manage accounts in which the reported shares are held, stockholder has been granted the authority to dispose of the shares. Stockholder’s holdings are based upon the holdings disclosed in the Schedule 13G/A.

(16)	The address for Franklin Resources, Inc. is One Franklin Parkway, San Mateo, CA 94403-1906, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on January 31, 2008. According to the Schedule 13G/A, the 1,293,782 shares reported above are beneficially owned by one or more open- or closed-end investment companies or other managed accounts that are investment management clients of investment managers that are direct and indirect subsidiaries of Franklin Resources, Inc. Charles B. Johnson and Rupert H. Johnson, Jr. each owns in excess of 10% of the outstanding common stock of Franklin Resources, Inc. As a result of these relationships, Franklin Resources, Inc., Charles B. Johnson and Rupert H. Johnson, Jr. may be deemed to be beneficial owners of the above-described shares for purposes of Rule 13d-3 under the Securities Exchange Act of 1934, as amended. The stockholders’ holdings are based upon the holdings disclosed in the Schedule 13G/A.

(17)	The address for Sagard Capital Partners, L.P. is 325 Greenwich Avenue, Greenwich CT 06830, as reported in the Schedule 13D filed with the Securities and Exchange Commission on March 6, 2008. According to Item 3 of the Schedule 13 D, Sagard Capital Partners, L.P. is the direct owner of the securities. Sagard Capital

Partners GP, Inc. (the stockholder’s general partner) and Sagard Capital Partners Management Corporation (the stockholder’s manager) have shared beneficial ownership of the same securities by virtue of their relationship to the stockholder. In addition, Power Corporation of Canada and Mr. Paul G. Desmarais, by virtue of their direct and indirect securities holdings, may be deemed to control each of the aforementioned entities. Stockholder’s holdings are based upon the holdings disclosed in the Schedule 13D filed March 6, 2008, and Amendment No. 1 thereto filed March 26, 2008.

(18)	The address for Stadium Capital Management, LLC is 19785 Village Office Court, Suite 101, Bend, OR 97702, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on February 13, 2008. According to the Schedule 13G/A, Stadium Capital Management, LLC is an investment adviser whose clients, including Stadium Relative Value Partners, have the right to receive or the power to direct the receipt of dividends from, or the proceeds from the sale of, the shares reported above. Stadium Relative Value Partners has such a right with respect to 1,525,498 of the 2,396,628 shares reported above. Alexander M. Seaver and Bradley R. Kent are the managing members of Stadium Capital Management, LLC, and Stadium Capital Management, LLC is the general partner of Stadium Relative Value Partners. Stockholder’s holdings are based upon the holdings disclosed in the Schedule 13G/A.

(19)	The address for Wasatch Advisors, Inc. is 150 Social Hall Avenue, Suite 400, Salt Lake City, UT 84111, as reported in the Schedule 13G/A filed with the Securities and Exchange Commission on February 14, 2008. According to Item 3 of the Schedule 13G/A filed by the stockholder on February 14, 2008, the stockholder is an investment advisor and has been granted the authority to dispose of and vote the shares reported. Stockholder’s holdings are based upon the holdings disclosed in the Schedule 13G/A.

Equity Compensation Plan Information

The following table sets forth information regarding the Company’s equity compensation plans as of December 30, 2007. For a description of the material features of these plans, see “Executive Compensation — Stock Options and Equity Compensation.”

Number of
Securities
Remaining
	Number of		Available for
	Securities to be		Future Issuance
	Issued Upon	Weighted-	Under Equity
	Exercise of	Average Exercise	Compensation
	Outstanding	Price of	Plans (Excluding
	Options,	Outstanding	Securities
	Warrants and	Options, Warrants	Reflected in
Plan Category	Rights	and Rights	Column (a))

Equity compensation plans approved by security holders(1)	1,127,550	$19.73	2,400,600
Equity compensation plans not approved by security holders
Total	1,127,500	$19.73	2,400,600

(1)	The Company has stock options outstanding under two equity compensation plans: the 2002 Stock Incentive Plan and the 2007 Equity and Performance Incentive Plan. However, except as to outstanding awards, the 2002 Stock Incentive Plan was terminated immediately after the Company’s 2007 annual meeting of stockholders. Accordingly, no additional options may be granted under that plan. Shares subject to options under the 2002 Stock Incentive Plan that are forfeited or cancelled, or otherwise expire. without issuance of the underlying shares shall become available for issuance under the 2007 Equity and Performance Incentive Plan.

Other Matters

Management knows of no business which will be presented for consideration at the Annual Meeting other than as stated in the Notice of Annual Meeting. If, however, other matters are properly brought before the Annual Meeting, it is the intention of the proxyholders to vote the shares represented by the proxies on such matters in accordance with the recommendation of the Board of Directors and authority to do so is included in the proxy.

STOCKHOLDER PROPOSALS

In order to be eligible for inclusion in the Company’s proxy statement and proxy card for the next annual meeting of the Company’s stockholders pursuant to Rule 14a-8 under the Exchange Act, stockholder proposals must be received by the Secretary of the Company at its principal executive offices no later than January 5, 2009 if the next annual meeting were held within 30 days of June 18, 2009. In the event that the Company elects to hold its next annual meeting more than 30 days before or after the anniversary of this Annual Meeting, such stockholder proposals would have to be received by the Company a reasonable time before the Company’s solicitation is made. Further, in order for the stockholder proposals to be eligible to be brought before the Company’s stockholders at the next annual meeting, the stockholder submitting such proposals must also comply with the procedures, including the deadlines, required by the Company’s Amended and Restated Bylaws. Stockholder nominations of directors are not stockholder proposals within the meaning of Rule 14a-8 and are not eligible for inclusion in the Company’s proxy statement. The Company will provide a copy of its Amended and Restated Bylaws to any stockholder of record upon written request.

ANNUAL REPORT ON FORM 10-K

The Company’s Annual Report on Form 10-K, exclusive of exhibits, including financial statements for fiscal year 2007, was mailed to stockholders with this Proxy Statement and contains financial and other information about the Company.

The information set forth under “Compensation Committee Report,” “Audit Committee Report” and the Company-operated website referenced in the Proxy Statement shall not be deemed filed with the Securities and Exchange Commission or subject to Regulations 14A or 14C or to the liabilities of Section 18 of the Exchange Act and shall not be incorporated by reference in any filing of the Company under the Securities Act of 1933, as amended, or the Exchange Act, whether made before or after the date hereof and irrespective of any general incorporation language in any such filing.

THE COMPANY WILL PROVIDE WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K, INCLUDING THE FINANCIAL STATEMENTS AND THE FINANCIAL STATEMENT SCHEDULES, FILED WITH THE SECURITIES AND EXCHANGE COMMISSION FOR FISCAL YEAR 2007 TO ANY BENEFICIAL OWNER OF THE COMPANY’S COMMON STOCK AS OF THE RECORD DATE UPON WRITTEN REQUEST TO BIG 5 SPORTING GOODS CORPORATION, 2525 EAST EL SEGUNDO BOULEVARD, EL SEGUNDO CALIFORNIA, 90245, ATTENTION: SECRETARY.

PROXY
BIG 5 SPORTING GOODS CORPORATION
PROXY FOR 2008 ANNUAL MEETING OF STOCKHOLDERS
     The undersigned hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders of Big 5 Sporting Goods Corporation (the “Company”) and the accompanying Proxy Statement relating to the above-referenced Annual Meeting, and hereby appoints Steven G. Miller, Gary S. Meade and Barry D. Emerson, or any of them, with full power of substitution and resubstitution in each, as attorneys and proxies of the undersigned.
     Said proxies are hereby given authority to vote all shares of common stock of the Company which the undersigned may be entitled to vote at the 2008 Annual Meeting of Stockholders of the Company and at any and all adjournments or postponements thereof on behalf of the undersigned on the matters set forth on the reverse side hereof and in the manner designated thereon.
     THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF THE COMPANY, AND WHEN PROPERLY EXECUTED, THE SHARES REPRESENTED HEREBY WILL BE VOTED IN ACCORDANCE WITH THE INSTRUCTIONS ON THIS PROXY. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED “FOR” THE ELECTION OF ALL NOMINEES NAMED AS DIRECTORS OF THE COMPANY.
     PLEASE DATE, SIGN AND RETURN THIS PROXY CARD PROMPTLY IN THE ENCLOSED ENVELOPE.
     (See reverse side)
     FOLD AND DETACH HERE

Please mark votes as in this example:	☑
Election of Two Class C Directors:

Nominees:		WITHHOLD
	FOR	AUTHORITY
Jennifer Holden Dunbar	ALL	FOR ALL
Steven G. Miller	☐	☐
     (INSTRUCTION: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL NOMINEE, WRITE THAT NOMINEE’S NAME IN THE SPACE PROVIDED BELOW.)

     THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS INDICATED, THE PROXIES ARE AUTHORIZED TO VOTE “FOR” THE ELECTION OF THE ABOVE-LISTED NOMINEES OR SUCH SUBSTITUTE NOMINEE(S) FOR DIRECTORS AS THE BOARD OF DIRECTORS OF THE COMPANY SHALL SELECT. THIS PROXY ALSO CONFERS DISCRETIONARY AUTHORITY ON THE PROXIES TO VOTE AS TO ANY OTHER MATTER THAT IS PROPERLY BROUGHT BEFORE THE ANNUAL MEETING THAT THE BOARD OF DIRECTORS DID NOT HAVE NOTICE OF PRIOR TO MARCH 24, 2008.
     Signature                                            Dated                                          , 2008
Note: Please date and sign exactly as your name(s) appear on this proxy card. If shares are registered in more than one name, all such persons should sign. A corporation should sign in its full corporate name by a duly authorized officer, stating his title. When signing as attorney, executor, administrator, trustee or guardian, please sign in your official capacity and give your full title as such. If a partnership, please sign in the partnership name by an authorized person.

For address changes, please mark the box to the right and write them on the label below.	☐
- FOLD AND DETACH HERE -